                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 1, 1998



                             CLIFFS DRILLING COMPANY
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)



        001-12797                                      76-0248934
 (Commission File Number)                  (I.R.S. Employer Identification No.)





         1200 SMITH STREET
             SUITE 300
           HOUSTON, TEXAS                                77002
(Address of principal executive offices)               (Zip Code)






                                 (713) 651-9426
              (Registrant's telephone number, including area code)

Item 1.    Change of Control

         Effective as of December 1, 1998, a change in control of Cliffs Drilling Company (the "Company") occurred as a result of the merger of RBF Cliffs Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of R&B Falcon Corporation ("R&B Falcon"), with and into the Company. The merger was effected pursuant to an Agreement and Plan of Merger dated August 21, 1998 (the "Merger Agreement") among R&B Falcon, Merger Sub and the Company, which was approved by the stockholders of the Company at a special meeting held November 20, 1998.

         As a result of the merger, each outstanding share of common stock of the Company was converted into 1.7 shares of common stock of R&B Falcon and cash in lieu of fractional shares, as provided for in the Merger Agreement, and the Company is now a wholly-owned subsidiary of R&B Falcon. It is anticipated that approximately 27,110,275 shares of common stock of R&B Falcon will be issued in consideration for the merger.


Item 5.    Other

         As required by the Merger Agreement, the Company executed Amendment No. 2 to the Cliffs Drilling Company Compensation Deferral Plan (the "Compensation Deferral Amendment") dated as of November 20, 1998. A copy of the Compensation Deferral Amendment is attached hereto as Exhibit 10.23.2 and is hereby incorporated by reference.


Item 7.    Financial Statements And Exhibits

         (c)      Exhibits.

         10.23.2 Amendment No. 2 to Cliffs Drilling Company Compensation Deferral Plan dated as of November 20, 1998.

         99.1              Press Release dated November 20, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CLIFFS DRILLING COMPANY



Dated: December 10, 1998                By: /s/ Edward A. Guthrie
                                           ------------------------------------
                                            Edward A. Guthrie
                                            Vice President - Finance

                                INDEX TO EXHIBITS


Exhibit           Description
-------           -----------

10.23.2 Amendment No. 2 to Cliffs Drilling Company Compensation Deferral Plan dated as of November 20, 1998.

99.1              Press Release dated November 20, 1998.